Exhibit 99.1

FOR IMMEDIATE RELEASE

May 6, 2014

Contact:	Jill McMillan, Director of Communications and Investor Relations
Phone: (214) 721-9271
Jill.McMillan@enlink.com

ENLINK MIDSTREAM REPORTS FIRST QUARTER 2014 RESULTS

DALLAS, May 6, 2014 — The EnLink Midstream companies, EnLink Midstream Partners, LP (NYSE:ENLK) (the Partnership) and EnLink Midstream, LLC (NYSE:ENLC) (the General Partner), today reported results for the first quarter of 2014.  EnLink Midstream was formed through the transaction (the Transaction) that combined substantially all of Devon Energy Corporation’s (Devon) U.S. midstream assets with the assets of the former Crosstex Energy, Inc. and Crosstex Energy, L.P. (collectively, Crosstex), which closed on March 7, 2014.  For accounting purposes, EnLink Midstream Holdings, LP (Midstream Holdings) is the acquirer in the Transaction because its parent company, Devon, obtained control of EnLink Midstream in the Transaction.  As a result of this accounting treatment, the financial results reported herein include contributions from the legacy Devon midstream assets for the entire first quarter and contributions from the legacy Crosstex assets beginning on March 7, 2014.  The financial results reported herein may not be comparable to financial results of prior periods or future periods due to, among other things, the following reasons: (i) Devon only contributed certain of its U.S. midstream assets in the Transaction; (ii) the first quarter financial results include contributions from the legacy Crosstex assets for the final 25 days of the first quarter; and (iii) Midstream Holdings entered into new agreements with Devon effective March 1, 2014 that are fee-based rather than the previous percent-of-proceeds contracts.

First Quarter 2014 — EnLink Midstream Partners, LP Financial Results

The Partnership realized adjusted EBITDA of $115.4 million and net income of $44.1 million for the first quarter of 2014. For the 25-day period following the closing of the Transaction, the Partnership generated $30.8 million of adjusted EBITDA, $24.5 million of distributable cash flow and $18.9 million of net income. Grossing up the 25-day period following the closing of the Transaction into a 90-day quarterly period implies that the distribution coverage ratio would have been approximately 0.93x on the Partnership’s declared distribution of $0.36 per limited partner unit for the first quarter (assuming that Devon’s Class B units had been common units outstanding for the full period). The implied coverage ratio is for illustrative purposes only and is not necessarily indicative of the result that would have been obtained had the Transaction occurred prior to the beginning of the first quarter. Adjusted EBITDA and distributable cash flow are explained in greater detail under “Non-GAAP Financial Information”, and reconciliations of these measures to their most directly comparable GAAP measures are included in the tables at the end of this news release.

“We are pleased to report our first quarter results as EnLink Midstream,” said Barry E. Davis, EnLink Midstream President and Chief Executive Officer. “Since the transaction’s close in early March, we have made substantial progress in the integration of the two businesses. Our strong foundation of diverse assets, fee-based

-more-

cash flows and unique sponsorship by Devon puts us in an excellent position for sustainable growth. We look forward to creating significant value for the equity holders, customers and employees of EnLink Midstream.”

The Partnership’s operating and reporting segments are based principally upon geographic regions served and consist of the following: the Texas segment, which includes natural gas gathering, processing, transmission and fractionation operations located in north Texas and west Texas; the Louisiana segment, which includes the pipelines, processing plants and NGL assets located in Louisiana; the Oklahoma segment, which includes natural gas gathering and processing operations located in Oklahoma; and the ORV segment which includes rail, truck, pipeline and barge facilities to deliver crude and condensate and brine disposal wells in the Ohio River Valley.

Each business segment’s contribution to the Partnership’s first quarter 2014 gross operating margin which reflects contributions from the legacy Devon midstream assets for the entire first quarter and contributions from the legacy Crosstex assets for the final 25 days of the first quarter is described below:

•                  The Texas segment contributed $126.5 million of gross operating margin.

•                  The Oklahoma segment contributed $40.6 million of gross operating margin.

•                  The Louisiana segment contributed $13.2 million of gross operating margin.

•                  The ORV segment contributed $4.6 million of gross operating margin.

Gross operating margin is explained in greater detail under “Non-GAAP Financial Information”, and a reconciliation of this measure to its most directly comparable GAAP measure is included in the tables at the end of this news release.

The Partnership’s first quarter 2014 operating expenses were $46.0 million; general and administrative expenses were $15.2 million; depreciation and amortization expense was $47.9 million; and interest expense was $4.8 million.

Net income per limited partner common unit for the first quarter of 2014 was $0.03.

First Quarter 2014 — EnLink Midstream, LLC Financial Results

The General Partner reported net income of $42.3 million. The General Partner’s cash available for distribution was $21.9 million, which resulted in a 1.5x coverage ratio, on the declared distribution of $0.18 per general partner unit for the quarter.

Excluding cash and debt held by the Partnership and E2, the compression and stabilization company in which the General Partner has invested, the General Partner had cash on hand of approximately $2.1 million and $103.5 million of borrowings outstanding under its bank credit facility as of March 31, 2014.

EnLink Midstream to Hold Earnings Conference Call on May 7, 2014

EnLink Midstream, LLC (NYSE: ENLC) (the General Partner) and EnLink Midstream Partners, LP (NYSE: ENLK) (the Master Limited Partnership) will hold a conference call to discuss first quarter 2014 financial results and guidance information on Wednesday, May 7, 2014, at 9:00 a.m. Central time (10:00 a.m. Eastern time). The dial-in number for the call is 1-888-713-4214. Callers outside the United States should dial 1-617-213-4866. The passcode is 65915062 for all callers. Participants are advised to dial in to the call at least 10 minutes prior to the call time to register. Participants may preregister for the call at https://www.theconferencingservice.com/prereg/key.process?key=PVPN3M7JT

Pre-registrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection. Interested parties also can access the live webcast of the call on the Investors page of EnLink Midstream’s website at www.enlink.com. After the conference call, a replay can be accessed until August 5, 2014, by dialing 1-888-286-8010. International callers should dial 1-617-801-6888 for a replay.  The passcode for all callers listening to the replay is 54684779. Interested parties also can visit the Investors page of EnLink Midstream’s website to listen to a replay of the call.

About the EnLink Midstream Companies

EnLink Midstream is a leading midstream provider formed through the combination of Crosstex Energy and substantially all of the U.S. midstream assets of Devon Energy. EnLink Midstream is publicly traded through two entities: EnLink Midstream, LLC (NYSE: ENLC), the publicly traded general partner entity, and EnLink Midstream Partners, LP (NYSE: ENLK), the master limited partnership.

EnLink Midstream’s assets are located in many of North America’s premier oil and gas regions, including the Barnett Shale, Permian Basin, Cana-Woodford Shale, Arkoma-Woodford Shale, Eagle Ford Shale, Haynesville Shale, Gulf Coast region, Utica Shale and Marcellus Shale. Based in Dallas, Texas, EnLink Midstream’s assets include approximately 7,300 miles of gathering and transportation pipelines, 12 processing plants with 3.3 billion cubic feet per day of net processing capacity, six fractionators with 180,000 barrels per day of net fractionation capacity, as well as barge and rail terminals, product storage facilities, brine disposal wells, an extensive crude oil trucking fleet and equity investments in certain private midstream companies.

Additional information about the EnLink companies can be found at www.enlink.com.

Non-GAAP Financial Information

This press release contains non-generally accepted accounting principle financial measures that the Partnership refers to as adjusted EBITDA, distributable cash flow and gross operating margin. We define adjusted EBITDA as net income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation, (gain) loss on noncash derivatives, transaction costs, distribution of equity investment and non-controlling interest; and income (loss) on equity investment. Distributable cash flow is defined as earnings before certain noncash charges and the gain on the sale of assets less maintenance capital expenditures. Gross operating margin is defined as revenue minus the cost of purchased gas, NGL, condensate and crude oil.

The amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP) with the exception of maintenance capital expenditures.  Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets in order to maintain the existing operating capacity of the assets and to extend their useful lives.

The Partnership believes these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and prior-reported results and a meaningful measure of the Partnership’s cash flow after it has satisfied the capital and related requirements of its operations.

Gross operating margin, adjusted EBITDA and distributable cash flow, as defined above, are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of the Partnership’s performance. Furthermore, they should not be seen as measures of liquidity or a substitute for metrics prepared in accordance with GAAP. Reconciliations of these measures to their most directly comparable GAAP measures are included in the following tables.

This press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions and expectations of our management, the matters addressed herein involve certain risks and uncertainties that could cause actual activities, performance, outcomes and results to differ materially than those indicated. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect our financial condition, results of operations and cash flows include, without limitation, (a) the dependence on Devon for a substantial portion of the natural gas that we gather, process and transport, (b) the risk that EnLink Midstream will not be integrated successfully or that such integration will take longer than anticipated, (c) the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe, (d) our lack of asset diversification, (e) our vulnerability to having a significant portion of our operations concentrated in the Barnett Shale, (f) the amount of hydrocarbons transported in our gathering and transmission lines and the level of our processing and fractionation operations, (g) fluctuations in oil, natural gas and NGL prices, (h) construction risks in our major development projects, (i) our ability to consummate future acquisitions, successfully integrate any acquired businesses, realize any cost savings and other synergies from any acquisition, (j) changes in the availability and cost of capital, (k) competitive conditions in our industry and their impact on our ability to connect hydrocarbon supplies to our assets, (l) operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control, and (m) the effects of existing and future laws and governmental regulations, including environmental and climate change requirements and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in EnLink Midstream Partners, LP’s and EnLink Midstream, LLC’s filings with the Securities and Exchange Commission, including EnLink Midstream Partners, LP’s and EnLink Midstream, LLC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Neither EnLink Midstream Partners, LP nor EnLink Midstream, LLC assumes any obligation to update these forward-looking statements.

(Tables follow)

EnLink Midstream Partners, LP

Selected Financial Data

(All amounts in millions except ratios and per unit amounts)

Three Months Ended
March 31, 2014
(Unaudited)
Revenues	$231.9
Revenues - affiliates	491.9
Loss on derivative activity	(1.3)
Total revenues	722.5
Purchased gas, NGLs and crude oil (1)	538.9
Gross operating margin	183.6
Operating costs and expenses:
Operating expenses (2)	46.0
General and administrative (3)	15.2
Depreciation and amortization	47.9
Total operating costs and expenses	109.1

Operating income	74.5
Other income (expense):
Interest expense, net of interest income	(4.8)
Income from equity investment	4.2
Other expense	(0.7)
Total other income (expense)	(1.3)
Income from continuing operations before non-controlling interest and income taxes	73.2
Income tax provision	(19.6)
Net income from continuing operations	53.6
Income from discontinued operations, net of tax	1.0
Net income	54.6
Net income attributable to the non-controlling interest	10.5
Net income attributable to EnLink Midstream Partners, LP	$44.1
Predecessor interest in net income (4)	$35.5
General partner interest in net income	$0.9
Limited partners’ interest in net income	$7.7

Net income attributable to EnLink Midstream Partners, LP per limited partners’ unit:
Basic and diluted	$0.03

(1) Includes $325.8 million affiliate purchased gas, NGLs and crude oil for the three months ended March 31, 2014.

(2) Includes $5.9 million affiliate operating expenses for the three months ended March 31, 2014.

(3) Includes $8.3 million affiliate general and administrative expenses for the three months ended March 31, 2014.

(4) Represents net income attributable to the Predecessor for the period prior to March 7, 2014.

EnLink Midstream Partners, LP

Reconciliation of Net Income to Adjusted EBITDA

(All amounts in millions except ratios and per unit amounts)

Three Months Ended
March 31, 2014
(Unaudited)
Net income	$54.6
Interest expense	4.8
Depreciation and amortization	47.9
(Income) loss from equity investment	(4.2)
Distribution from equity investment	2.7
Stock-based compensation	4.0
Income taxes	19.6
Other (1)	0.8
Adjusted EBITDA before non-controlling interest	$130.2
Non-controlling interest share of adjusted EBITDA	(14.8)
Adjusted EBITDA net to EnLink Midstream Partners, LP	$115.4

(1)  Includes financial derivatives marked-to-market and other non-cash items.

EnLink Midstream Partners, LP

Reconciliation of Net Income to Adjusted EBITDA and Distributable Cash Flow

(All amounts in millions except ratios and per unit amounts)

25 Days Ended
March 31, 2014
(Unaudited)
Net income	$18.9
Interest expense	4.8
Depreciation and amortization	19.0
(Income) loss from equity investment	(1.2)
Distribution from equity investment	2.7
(Gain) loss on sale of property	(0.0)
Stock-based compensation	1.2
Other (1)	0.2
Adjusted EBITDA before non-controlling interest	$45.6
Non-controlling interest share of adjusted EBITDA	(14.8)
Adjusted EBITDA net to EnLink Midstream Partners, LP	$30.8
Interest expense	(4.7)
Cash taxes and other	(0.1)
Maintenance capital expenditures	(1.5)
Distributable cash flow	$24.5
Distribution declared per limited partner unit:	$0.36

Implied Adjusted EBITDA net to EnLink Midstream Partners, LP (2)	$105.4
Implied distributable cash flow net to EnLink Midstream Partners, LP (2)	$82.8
Implied distribution declared (3)	$89.0
Implied distribution coverage (4)	0.93x

(1)	Includes financial derivatives marked-to-market, taxes and other non-cash items.
(2)	Grosses up the 25-day period following the Transaction into a 90-day period.
(3)	Assumes full quarter distribution on the Class B common units.
(4)

Grosses up the 25-day period following the closing of the Transaction into a 90-day quarterly period. The implied distribution coverage ratio is for illustrative purposes and is not necessarily indicative of the result that would have been obtained had the Transaction occurred prior to the beginning of the first quarter.

EnLink Midstream Partners, LP

Operating Data

	Three Months Ended March 31,
	2014 (1)	2013 (1)
Midstream Volumes:
Texas
Gathering and Transportation (MMBtu/d)	2,976,000	3,218,000
Processing (MMBtu/d)	1,127,000	1,182,000

Louisiana
Gathering and Transportation (MMBtu/d)	423,000	595,000
Processing (MMBtu/d)	626,000	738,000
NGL Fractionation (Gals/d)	3,287,000	1,294,000

Oklahoma
Gathering and Transportation (MMBtu/d)	412,000	393,000
Processing (MMBtu/d)	425,000	381,000

ORV
Crude Oil Handling (Bbls/d) (2)	13,800	9,700
Brine Disposal (Bbls/d)	4,500	7,800

(1)	The 2014 and 2013 periods include volumes from the legacy Devon assets and the legacy Crosstex assets for the full three month periods ended March 31, 2014 and March 31, 2013.
(2)	Includes crude oil handling by both the ORV and Louisiana segments.

EnLink Midstream, LLC

Selected Financial Data

(All amounts in millions except ratios and per unit amounts)

Three Months Ended
March 31, 2014
(Unaudited)
Revenues	$232.4
Revenues - affiliates	491.9
Loss on derivative activity	(1.3)
Total revenues	723.0
Purchased gas, NGLs and crude oil (1)	538.9
Gross operating margin	184.1
Operating costs and expenses:
Operating expenses (2)	46.2
General and administrative (3)	15.7
Depreciation and amortization	48.2
Total operating costs and expenses	110.1

Operating income	74.0
Other income (expense):
Interest expense, net of interest income	(5.4)
Income from equity investment	4.2
Other expense	(0.7)
Total other income (expense)	(1.9)
Income from continuing operations before non-controlling interest and income taxes	72.1
Income tax provision	(23.7)
Net income from continuing operations	48.4
Income from discontinued operations, net of tax	1.0
Net income	49.4
Net income attributable to the non-controlling interest	7.1
Net income attributable to EnLink Midstream, LLC	$42.3
Predecessor interest in net income (4)	$35.5
EnLink Midstream, LLC interest in net income	$6.8

Net income attributable to EnLink Midstream, LLC per common unit:
Basic and diluted:	$0.04

(1) Includes $325.8 million  affiliate purchased gas, NGLs and crude oil for the three months ended March 31, 2014.

(2) Includes $5.9 million  affiliate operating expenses for the three months ended March 31, 2014.

(3) Includes $8.3 million affiliate general and administrative expenses for the three months ended March 31, 2014.

(4) Represents net income attributable to the Predecessor for the period prior to March 7, 2014.

EnLink Midstream, LLC

Calculation of Cash Available for Distribution

(All amounts in millions except ratios and per unit amounts)

Three Months Ended
March 31, 2014
(Unaudited)
Distribution declared by EnLink Midstream Partners, LP associated with:
General Partner Interest	$0.4
Incentive Distribution Rights	3.4
LP Units Owned	5.9
Total share of LP distributions declared	$9.7
Distributions from EnLink Midstream Holdings, LP	14.8
Total cash available	$24.5
Uses of cash:
General and administrative expenses	1.0
Interest expense	0.3
Maintenance capital expenditures	1.3
Total cash used	$2.6
Cash available for distribution	$21.9

Distribution declared per partner unit	$0.18
Distribution declared per Class B unit	$0.05
Cash distribution declared	$14.6
Distribution coverage	1.50x